Exhibit 4.20

SECOND SUPPLEMENTAL INDENTURE

This Second Supplemental Indenture, dated as of March 9, 2015 (this “Second Supplemental Indenture”), is by and among 21st Century Oncology of Washington, LLC, a Washington limited liability company (the “New RTS Guarantor”), OnCure Holdings, Inc., a Delaware corporation (the “Company,” which term includes its successors and assigns), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture referred to below.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 25, 2013 (as otherwise amended, supplemented, waived or modified, the “Indenture”), providing for the issuance of 11 3/4% Senior Secured Notes due 2017 of the Company (the “Notes”);

WHEREAS, pursuant to Section 11.03 of the Indenture, each Person that becomes obligated to provide an RTS Guarantee pursuant to Section 11.16 of the Indenture must execute and deliver to the Trustee a supplemental indenture making such Person a party to the Indenture, along with a notation of such RTS Guarantee in the form included as Exhibit F to the Indenture;

WHEREAS, pursuant to Section 11.16 of the Indenture, RTS will not permit any of its Restricted Subsidiaries (other than Foreign Subsidiaries) to guarantee Indebtedness under the Credit Agreement, unless such Restricted Subsidiary executes and delivers to the Trustee a supplemental indenture, providing an unsecured guarantee of payment of the Notes by such Restricted Subsidiary;

WHEREAS, the New RTS Guarantor is a Restricted Subsidiary of RTS and has guaranteed or will guarantee Indebtedness under the Credit Agreement; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Second Supplemental Indenture to amend the Indenture, without the consent of any Holder to (i) add additional Guarantors or additional obligors with respect to the Notes and (ii) cure any ambiguity, mistake, defect or inconsistency; and

WHEREAS, by entering into this Second Supplemental Indenture, the Company, the Guarantors and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New RTS Guarantor, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                                           Agreement to be Bound.  The New RTS Guarantor hereby becomes a party to the Indenture as an RTS Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of an RTS Guarantor under the Indenture.  The New RTS Guarantor agrees to be bound by all of the provisions of the Indenture applicable to an RTS Guarantor and to perform all of the obligations and agreements of an RTS Guarantor under the Indenture.

Section 2.                                           Compliance with and Fulfillment of Condition of Sections 11.16 and 11.03.  The execution and delivery of this Second Supplemental Indenture and the Guarantee by the New RTS Guarantor (along with such documentation relating thereto as the Trustee shall require) fulfills all obligations under Sections 11.16 and 11.03 of the Indenture.

Section 3.                                           Amendment of Section 3.04.  The Section 3.04 “Effect of Notice of Redemption” is hereby amended and restated in its entirety to read as follows:

“SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional, except as otherwise provided herein.”

Section 4.                                           Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture.

Section 5.                                           Governing Law.  This Second Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 6.                                           No Adverse Interpretation of Other Agreements.  This Second Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this Second Supplemental Indenture or the Indenture.

Section 7.                                           Successors.  This Second Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.                                           Separability.  Each provision of this Second Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Second Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.                                           Counterpart Originals.  The parties may sign multiple counterparts of this Second Supplemental Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 10.                                    Headings, etc.  The headings of the Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

ONCURE HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

New RTS Guarantor

21ST CENTURY ONCOLOGY OF WASHINGTON, LLC

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to Second Supplemental Indenture (OnCure Notes)]

ONCURE GUARANTORS

ONCURE MEDICAL CORP.
MANATEE RADIATION ONCOLOGY, INC.
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC.
RADIATION ONCOLOGY CENTER, LLC
U.S. CANCER CARE, INC.
USCC FLORIDA ACQUISITION CORP.
USCC ACQUISITION CORP.
USCC HEALTHCARE MANAGEMENT CORP.
COASTAL ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.
MICA FLO II, INC.
POINTE WEST ONCOLOGY, LLC
JAXPET, LLC
JAXPET/POSITECH, L.L.C.
SARASOTA COUNTY ONCOLOGY, INC.
VENICE ONCOLOGY CENTER, INC.
ENGLEWOOD ONCOLOGY, INC.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC.
INTERHEALTH FACILITY TRANSPORT, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to Second Supplemental Indenture (OnCure Notes)]

21ST CENTURY ONCOLOGY, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

21ST CENTURY ONCOLOGY HOLDINGS, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Vice President and Treasurer

[Signature Page to Second Supplemental Indenture (OnCure Notes)]

RTS GUARANTORS

21ST CENTURY ONCOLOGY MANAGEMENT SERVICES, INC.
21ST CENTURY ONCOLOGY OF ALABAMA, LLC
21ST CENTURY ONCOLOGY OF HARFORD COUNTY MARYLAND, LLC
21ST CENTURY ONCOLOGY OF JACKSONVILLE, LLC
21ST CENTURY ONCOLOGY OF KENTUCKY, LLC
21ST CENTURY ONCOLOGY OF NEW JERSEY, INC.
21ST CENTURY ONCOLOGY OF PENNSYLVANIA, INC.
21ST CENTURY ONCOLOGY OF PRINCE GEORGES COUNTY, MARYLAND, LLC
21ST CENTURY ONCOLOGY OF SOUTH CAROLINA, LLC
21ST CENTURY ONCOLOGY SERVICES, LLC
21ST CENTURY ONCOLOGY, LLC
AHLC, LLC
AMERICAN CONSOLIDATED TECHNOLOGIES, L.L.C.
ARIZONA RADIATION THERAPY MANAGEMENT SERVICES, INC.
ASHEVILLE CC, LLC
ATLANTIC UROLOGY CLINICS, LLC
AURORA TECHNOLOGY DEVELOPMENT, LLC
BERLIN RADIATION THERAPY TREATMENT CENTER, LLC
CALIFORNIA RADIATION THERAPY MANAGEMENT SERVICES, INC.
CAROLINA RADIATION AND CANCER TREATMENT CENTER, LLC
CAROLINA REGIONAL CANCER CENTER, LLC
DERM-RAD INVESTMENT COMPANY, LLC
DEVOTO CONSTRUCTION OF SOUTHWEST FLORIDA, INC.
FINANCIAL SERVICES OF SOUTHWEST FLORIDA, LLC
GETTYSBURG RADIATION, LLC

[Signature Page to Second Supplemental Indenture (OnCure Notes)]

GOLDSBORO RADIATION THERAPY SERVICES, LLC
JACKSONVILLE RADIATION THERAPY SERVICES, LLC
MARYLAND RADIATION THERAPY MANAGEMENT SERVICES, LLC
MICHIGAN RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEVADA RADIATION THERAPY MANAGEMENT SERVICES, INCORPORATED
NEW ENGLAND RADIATION THERAPY MANAGEMENT SERVICES, INC.
NEW YORK RADIATION THERAPY MANAGEMENT SERVICES, LLC
NORTH CAROLINA RADIATION THERAPY MANAGEMENT SERVICES, LLC
PHOENIX MANAGEMENT COMPANY, LLC
RADIATION THERAPY SCHOOL FOR RADIATION THERAPY TECHNOLOGY, INC.
RADIATION THERAPY SERVICES INTERNATIONAL, INC.
SAMPSON ACCELERATOR, LLC
SAMPSON SIMULATOR, LLC
SOUTHERN NEW ENGLAND REGIONAL CANCER CENTER, LLC
WEST VIRGINIA RADIATION THERAPY SERVICES, INC.

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

PALMS WEST RADIATION THERAPY, L.L.C.

By: 21ST CENTURY ONCOLOGY, LLC, as its sole member

By:	/s/ Frank English
Name:	Frank English
Title:	Treasurer

[Signature Page to Second Supplemental Indenture (OnCure Notes)]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joseph P. O’Donnell
Name:	Joseph P. O’Donnell
Title:	Vice President

[Signature Page to Second Supplemental Indenture (OnCure Notes)]